UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

INTERNET COMMERCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends Registrant’s previously filed Form 8-K, which was filed on May 12, 2006. This document includes the pro forma financial statements that had been omitted from the previously filed Form 8-K as permitted by Item 9.01(b)(2) of Form 8-K.

On May 9, 2006, Internet Commerce Corporation, a Delaware corporation (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission that included information under Item 2.01 thereof reporting that the Company had completed its acquisition of Enable Corp., a Delaware corporation. In response to part (b) of Item 9.01 of such Form 8-K, the Company stated that it would file or furnish, as applicable, the required pro forma financial statements for Enable by amendment. This Form 8-K/A is being filed to provide the required financial information.

Item 9.01. Financial Statements and Exhibits.

(a)                 Financial Statements of Business Acquired.

The audited consolidated financial statements for Enable Corp. have been furnished as Exhibit 99.1 to the Form 8-K/A previously filed on June 5, 2006.

(b)                 Pro forma Financial Information.

The following unaudited pro forma condensed combined financial statements for Enable Corp. are attached hereto as Exhibit 99.1:

Unaudited Pro Forma Condensed Combining Balance Sheet as of July 31, 2005

Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended July 31, 2005

Notes to Unaudited Pro Forma Condensed Combining Financial Information

(d)                 Exhibits.

2.1                                 Share Purchase Agreement, dated May 9, 2006, by and among Internet Commerce Corporation, Enable Corp., and the stockholders of Enable Corp. listed on the signature page. (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K (File No. 000-24996), filed on May 12, 2006).

10.1                           Registration Rights Agreement, dated May 9, 2006, by and among Internet Commerce Corporation and Crossbow Venture Partners, LP. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 000-24996), filed on May 12, 2006).

99.1                           Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET COMMERCE CORPORATION

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  June 30, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Pro Forma Financial Statements.